Exhibit 10.23

SETTLEMENT AGREEMENT AND RELEASE

BLAST ENERGY SERVICES, INC.

THIS SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is entered into as of the date of mutual execution by and among Blast Energy Services, Inc., a Texas corporation (“BLAST” or the “Company”) on one hand, and Trident Partners Ltd (“Trident”) and Brian Schantz and Edward Flynn (Schantz and Flynn collectively referred to as the (“Trident Members”) on the other hand.  This Agreement is entered into with reference to the following facts:

R E C I T A L S

A.        On November 15, 2010, the Company and Trident entered into a placement engagement agreement (“Placement Agent Agreement”);

B.         In connection with the Placement Agent Agreement, on December 19, 2011 the affiliated broker dealers of Trident, namely Brian Schantz, Edward Flynn, Brian Frank, and Lewis Mason (collectively the “Allocation Group”) were issued warrants to purchase One Million Two Hundred Thousand (1,200,000) shares of Common Stock of the Company at $0.01 per share (the “Warrants”) as compensation for previous placement agent services under the Placement Agent Agreement, which may or may not have be received by the Trident Members as members of the Allocation Group.

C.          Differences have arisen between BLAST , the Allocation Group and Trident, as to what other compensation BLAST owes to Trident and/or the Allocation Group under the Placement Agent Agreement.

E.           BLAST on the one hand, and the Trident Members and Trident on the other, wish to settle all differences between them which arise out of or which in any way are connected with or related to fees or compensation payable under the Placement Agent Agreement.

F.           Without acknowledging the validity of BLAST’s, the Allocation Group’s or Trident’s differences, and in order for BLAST on the one hand, and the Trident Members and Trident on the other, to settle all differences between them related to fees payable under the Placement Agent Agreement, and in consideration of the mutual covenants, agreements and promises set forth in this Agreement, and other good and valuable consideration, each party to this Agreement agrees as follows:

SETTLEMENT TERMS

1. The foregoing Recitals shall be part of this Agreement.

2. Effective the date of mutual execution hereof by all parties hereto (the “Effective Date”), the Placement Agent Agreement is hereby terminated; and shall no longer any further full force or effect.

3. Blast shall, within ten (10) business days after the Effective Date, (i) pay by wire transfer or check transfer in immediately available funds to Trident the amount of Ten Thousand Dollars ($10,000), and (ii) reissue the warrants to the Trident Members as detailed in paragraph 4 below.

4. The Trident Members hereby agree that Warrants under the previously Original Warrant Agreement in the amount of One Hundred and Twenty Thousand each to Brian Schantz and Edward Flynn is rescinded and hereby amended and restated in its entirety and attached hereto as Exhibit A and Exhibit B, respectively.

5. Upon the consummation of the payment to Trident described in paragraph 3 above, the parties hereby acknowledge that:

a. Neither Trident nor the Trident Members shall be entitled to any other future payments pursuant the Placement Agent Agreement, now or in the future.

b. Except for any obligations imposed by this Agreement, each of the Trident Members, Trident, and BLAST, and, as applicable, each of their respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, managers, shareholders, members, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, hereby release and forever discharge the other party and each of its respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, with respect to any and all claims, demands, liabilities, obligations, debts, attorneys’ fees, costs, accounts, actions, or causes of action which the Trident Members, BLAST or Trident now have, claim to have or at anytime hereafter may have or claim to have, in law or equity, whether known or unknown, which pertain to or which arise out of the Placement Agent Agreement.

c. As a condition of this Agreement and in furtherance of the release provisions set forth in this Agreement, the Trident Members, BLAST and Trident expressly waive any and all rights and benefits conferred upon them by the provisions of section 1542 of the Civil Code of the State of California with respect to any of the matters described or set forth in this Agreement.  Section 1542 of the Civil Code of the State of California states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

d. Except for matters expressly represented or recited in this Agreement, the facts and law in relation to this matter and the claims released by the terms of this Agreement may turn out to be different from the facts or law as now known to each party and/or its agents and/or representatives, including its counsel.  Each party expressly assumes the risk of the existence of different or presently unknown facts or law and agrees that this Agreement shall in all respects be effective and binding as to each party despite the possibility of the existence of different or new facts or law.

e. Each of the parties represents and warrants that it has not heretofore assigned, transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any of the claims released in this Agreement.  Each of the parties agrees that it shall indemnify each of the other parties, including with respect to any attorneys’ fees and costs, and hold each of the other parties harmless from and against any claims based on or arising from any such assignment, transfer or subrogation, or any attempted assignment, transfer or subrogation, of any of the claims released in this Agreement.

f. Each of the parties agrees to execute and deliver to each other party all necessary documents and to take such additional action as may be necessary or reasonably required to effectuate the terms, conditions, provisions, and intent of this Agreement.

g. Each party executing this Agreement and/or any other documents related to the settlement between the parties represents and warrants that he or it has been duly authorized to execute this Agreement and any such other related documents.

For clarification and notwithstanding the foregoing or anything to the contrary other than as expressed stipulated in paragraph 4 above, all forms of equity previously issued by BLAST to the Trident Members and/or Trident, or their successors, assigns or transferees, in connection with services performed under the Placement Agent Agreement, including but not limited to issuances of stock and/or unexercised warrants, shall continue to remain outstanding and/or exercisable in accordance with their respective terms, and remain in full force and effect.

6. Each of the parties acknowledges that it has carefully read this Agreement and knows and understands the contents and effect of this Agreement, and each of the parties further acknowledges that it is signing this Agreement based on its own free act.

7. Each of the parties acknowledges that it has been advised to seek legal counsel in connection with this matter and the provisions and execution of this Agreement, and each of the parties acknowledges that it either has consulted with its own legal counsel or has had a full opportunity to consult with its own legal counsel in connection with the settlement between the parties, the terms, conditions, and provisions of this Agreement, and the execution of this Agreement.

8. This Agreement has been entered into in the State of California, and all of the terms, conditions and provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

9. If any term, condition or provision of this Agreement is held to be invalid, void or unenforceable, the remaining terms, conditions and provisions of this Agreement nevertheless shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10. This Agreement and all of its terms, conditions and provisions shall be binding upon and shall inure to the benefit of each of the parties and each of the parties’ respective heirs, successors and assigns.

11. The prevailing party in any proceeding to enforce the provisions of this Agreement shall be entitled to recover all costs, including reasonable attorneys’ fees, from the non-prevailing party.

12. This Agreement contains the entire agreement and understanding concerning the settlement between the parties and replaces any prior negotiations or agreements between the parties, whether written and/or oral.

13. Each of the parties agrees that no particular party or parties to this Agreement shall be deemed to be the author of this Agreement or any particular term, provision or condition of this Agreement.  Each of the parties further agrees that any ambiguities in this Agreement shall be resolved, and the terms, provisions and conditions of this Agreement shall be construed and interpreted, without regard to which party or parties may have suggested, drafted, revised, or otherwise authored this Agreement or any of its particular terms, provisions or conditions.  Each of the parties further agrees that this Agreement shall be construed and interpreted as if drafted jointly by all of the parties.

14. It is understood that this Agreement is entered into in compromise of disputed claims and that neither the settlement between the parties nor the performance of any of the terms, provisions, or conditions of this Agreement shall be construed or interpreted as an admission of liability on the part of any of the parties to this Agreement.

15. Any disputes arising under this Agreement shall be resolved in accordance with the laws of the State of Texas in the city of Houston.

16. This Agreement may not be changed, altered or modified except in a writing signed by each of the parties and/or duly authorized representatives of each of the parties.

17. This Agreement may be executed in counterparts, including facsimile counterparts, and all such executed counterparts, including with facsimile signatures, together shall constitute one original Agreement which shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the original or the same counterparts.

18. If the release granted to any released party by any releasing party in this Agreement is held by a court of competent jurisdiction to be void or unenforceable, then the release given by that released party to that releasing party shall also be deemed void and unenforceable.

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